UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

GLOBAL INNOVATION CORP.
(Name of Registrant as Specified in Its Charter)

______________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
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April 22, 2009

Dear Stockholder:

You are cordially invited to attend a Special Meeting (the “Special Meeting”) of Stockholders of Global Innovation Corp. (the "Company") to be held at the Company's corporate headquarters, 901 Hensley Lane, Wylie, Texas 75098 at 10:00 a.m. on Tuesday, June 2, 2009.  Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Special Meeting. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE VOTE YOUR SHARES BY THE INTERNET OR BY PHONE AS INDICATED IN THE PROXY STATEMENT OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOP.

If you vote your shares by the internet or by phone or if you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so.  Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Your Board of Directors recommends that you vote in favor of the proposal outlined in the Proxy Statement.  Please refer to the Proxy Statement for detailed information on the proposals.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our company. We look forward to seeing you at the Special Meeting.

Sincerely, Brad J. Peters Vice President & Chief Financial Officer

GLOBAL INNOVATION CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2009

To the Stockholders of Global Innovation Corp.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Global Innovation Corp., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 901 Hensley Lane, Wylie, Texas, on Tuesday, June 2, 2009, at 10:00 a.m., for the following purposes:

1. To amend the Company's Certificate of Incorporation to authorize a reverse stock split of the Company's common stock of one-thousand–to-one (1000-to-1).

2. To act upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

For this Special Meeting, we are taking advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Material (“Notice”). The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or by telephone or, if you prefer, to request a printed set of proxy materials, including this Proxy Statement and a form of proxy card, at no additional cost to you. We believe that this new approach will provide a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our Special Meeting

Only stockholders of record at the close of business on April 15, 2009 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at the Company’s offices at 901 Hensley Lane, Wylie, Texas 75098 for a period of ten days prior to the meeting. Please vote before the Special Meeting in one of the following ways:

1. By Internet — You can vote over the Internet at www.envisionreports.com/GINV.OB  by entering the control number found on your Notice or proxy card;

2. By Telephone — You can vote by telephone by calling 1-800-_________ and entering the control number found on your Notice or proxy card; or

3. By Mail — If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

Whether or not you expect to attend the Special Meeting in person, you are urged to vote your proxy as promptly as possible by one of the above methods to ensure your representation and the presence of a quorum at the Special Meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all of your shares will be voted.  If you send in your proxy card or vote by one of the other methods and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. This proxy is being mailed to the Stockholders beginning on or about April 22, 2009.

By Order of the Board of Directors, /s/ Brad J. Peters Brad J. Peters Vice President & Chief Financial Officer

GLOBAL INNOVATION CORP.
901 HENSLEY LANE
WYLIE, TEXAS 75098

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of Global Innovation Corp., a Delaware corporation ("Global" or the "Company"), in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at a special meeting of stockholders (the "Special Meeting") to be held on Tuesday, June 2, 2009, at 10:00 a.m. at the Company's corporate headquarters, 901 Hensley Lane, Wylie, Texas 75098, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Special Meeting.

Our complete mailing address is 901 Hensley Lane, Wylie, Texas 75098. Our Internet Web site address is www.globalinnovationcorp.com.  Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge in electronic or paper form upon request to us after they are electronically filed with, or furnished to, the Securities and Exchange Commission. All materials filed by us with the Commission can also be obtained at the Commission's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549 or through the Commission's Web site at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

SOLICITATION, RECORD DATE AND VOTING PROCEDURES

The solicitation of proxies will be conducted by mail and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on April 15, 2009 has been fixed as the record date (the "Record Date") for determining the holders of shares of our capital stock entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, we had 10,179,337 shares of common stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority of these shares of common stock, either in person or by proxy, voting together as a single class will constitute a quorum for the transaction of business at the Special Meeting. Brad Peters, the Company's Vice President and Chief Financial Officer will tabulate votes cast by proxy and act as inspector of elections to tabulate votes cast in person at the Special Meeting. On all matters, each outstanding share of common stock on the Record Date is entitled to one vote.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.  Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders and will have the same effect as a "no" vote on such proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders' approval of that matter has been obtained.

All matters to be acted upon by the stockholders at the Special Meeting will require the approval of the holders of a majority of all of the issued outstanding common stock of the Company.  With respect to such matters, abstentions and broker non-votes will have the effect of negative votes against the proposal being presented.

THE PROXY

The persons named as proxy holders, Brad Jacoby and Brad Peters, were selected by our board of directors and currently serve as executive officers of the Company.

All shares represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted in the manner specified therein.  If no specification is made on the proxy as to any one or more of the proposals, shares of our common stock represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the amendment to the Certificate of Incorporation to effect a reverse split of our common stock.  We presently do not know of any other business to be conducted at the Special Meeting.

REVOCABILITY OF PROXY

If the shares of common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before the proxy is voted by: (i) delivering to the Company (to the attention of Brad Jacoby, our Corporate Secretary), at the address of our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Special Meeting and voting in person. If your shares are held in "street name," you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the Special Meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Special Meeting.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE
 OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

OVERVIEW

The board has approved a proposal to amend our Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-thousand-to-one (1,000-to-1). The board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our Certificate of Incorporation to effect this reverse stock split whereby each one thousand (1,000) outstanding shares of our common stock, consisting only of whole shares, will be combined into one (1) share of our common stock. Pending stockholder approval, the board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Global and its stockholders, whether or not to affect a reverse stock split, at any time before its effectiveness.  Holders of any fractional shares after the effectiveness of the reverse split shall no longer have any voting powers relating to such fractional shares, but shall have the right to receive cash for such fractional share(s).  The board believes that stockholder approval of an amendment granting the board this discretion provides the board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

The text of the form of the proposed amendment to our Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this amendment, stockholders will approve an amendment to our Certificate of Incorporation pursuant to which any whole number of 1,000 outstanding shares would be combined into one (1) share of our common stock and authorize the board to file such amendment as determined by the board in the manner described herein.  The board may also elect not to do any reverse split.

If approved by the stockholders, and following such approval the board determines that affecting a reverse stock split is in the best interests of Global and its stockholders, the reverse stock split will become effective upon filing such amendment with the Secretary of State of the State of Delaware.

If the board elects to affect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio of 1,000-to-1. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold substantially the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Currently, Global is authorized to issue up to a total of 30,000,000 shares of capital stock, consisting of 5,000,000 shares of preferred stock and 25,000,000 shares of common stock. The amendment would not change the number of total authorized shares of our capital stock. The par value of our common stock and preferred stock would remain unchanged at $0.01 per share as well. Currently, the board does not have any definite plans with regard to the authorized but unissued shares of our common stock following the reverse stock split.

REASONS FOR THE REVERSE STOCK SPLIT

The board believes that a reverse stock split may be desirable for a number of reasons. First, the board believes that a reverse stock split is desirable in order to decrease the number of record holders of the Company’s common stock.  Second, the board believes that the reverse stock split is desirable in order to allow the Company to cease being a reporting company, foregoing certain considerable expenses.  If the reverse stock split is approved, it is the intention of the Company to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to cease its reporting obligations to the SEC.

Our common stock is currently quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board"). The board believes that it is in the best interests of Global and its stockholders to cease reporting in order to achieve considerable cost savings.

The board expects that a reverse stock split of our common stock will reduce the number of stockholders so that we would be better able to satisfy the filing of Form 15 and cease our reporting responsibilities as required by the rules of the Securities and Exchange Commission.  The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock split for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split.  The board believes that the proposed reverse stock split will reduce the number of shareholders necessary to satisfy the filing of Form 15 with the SEC.

It should be noted that the liquidity of our common stock may be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split and the lack of trading market after the reverse stock split.

The board is hopeful that the value of the company will increase as a result of these cost savings.  The board believes that the value of the Company will increase to the extent we are able to achieve commercial success over time. Nevertheless, the board believes that a reverse stock split is desirable because of the anticipated cost savings resulting from such action followed by ceasing its reporting responsibilities with the SEC.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

If the reverse stock split is approved by our stockholders, it will be affected, if at all, only upon a determination by the board that a reverse stock split is in the best interests of Global and its stockholders. The determination by the board as to whether the reverse split will be effected, if at all, will be based upon certain factors, including the likelihood of immediately beginning to experience cost savings from filing the Form 15 with the SEC and ceasing its reporting responsibilities.

Notwithstanding approval of the reverse stock split by the stockholders, the board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to filling of the amendment to the Certificate of Incorporation effecting the reverse stock split.  If the board fails to implement the reverse stock split prior to the one-year anniversary of this Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

EFFECTS OF THE REVERSE STOCK SPLIT

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not substantially affect any stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will be affected by the proposed reverse stock split to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in Global, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced. This will increase significantly the ability of the board to issue authorized and unissued shares without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws.

The proposed reverse stock split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options in proportion to the exchange ratio of the reverse stock split and will affect a proportionate increase in the exercise price of such outstanding stock options. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

If the proposed reverse stock split is implemented, it will increase the number of stockholders of Global who own "odd lots" of less than 100 shares of our common stock and decrease the number of stockholders who own "whole lots" of 100 shares or more of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented (and depending on whether we choose thereafter to list our common stock on another market or exchange), our common stock will continue to be reported on the OTC Bulletin Board under the symbol "GINV.OB" until such time as the company elects to file Form 15 and cease reporting under the rules and regulations of the SEC.

The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

EFFECTIVE DATE

The proposed reverse stock split would become effective as of 5:00 p.m., Eastern Time on the date of filing of a Certificate of Amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the board within the limits set forth in this proposal.

PAYMENT FOR FRACTIONAL SHARES

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who hold less than one (1) share of our common stock after the reverse stock split is made effective shall surrender to the exchange agent such certificates representing such fractional shares and will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the fair market value of our common stock as determined by our board of directors on the effective date by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.  Holders of more than one (1) whole share of our common stock after the reverse stock split is made effective will have their fractional share rounded up to the next whole share.  Holders of only fractional shares after the effectiveness of the reverse split shall no longer have any voting powers relating to such fractional shares, but shall only have the right to receive cash for such fractional share(s).

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us.  Holder of less than one (1) share of the Company’s common stock post-split will not receive a new certificate but will receive cash for their fractional share of common stock.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

ACCOUNTING CONSEQUENCES

The par value per share of our common stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to affect the reverse stock split, and we will not independently provide our stockholders with any such rights.

MATERIAL FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash in lieu of a fractional share interest in the post-reverse split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the reverse split is not being undertaken to increase any shareholder's proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the reverse stock split.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Abstentions and broker “non-votes” will have the same effect as "no" votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2009 unless otherwise noted, by:

•	each of our named executive officers;

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our executive officers, directors and nominees as a group.

Information with respect to beneficial ownership has been furnished by each executive officer, director, nominee or beneficial owner of more than 5% of our common stock.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 10,179,337 shares of common stock issued and outstanding as of April 15, 2009.  The number of shares of common stock beneficially owned by each person and the percentage ownership of each person include any shares of common stock underlying options or warrants held by such persons that are exercisable within 60 days of April 15, 2009, if any.

Unless otherwise indicated, the address for the following stockholders is c/o Global Innovation Corp., 901 Hensley Lane, Wylie, Texas 75098.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class
D. Ronald Allen 17300 Dallas Parkway Suite 2040 Dallas, Texas 75248	Common Stock	950,980	9.3%

Brad Jacoby	Common Stock	5,234,182	51.4%

Brent Nolan	Common Stock	1,355,640	13.3%

Brad J. Peters	Common Stock	150,000	1.5%

All Directors and Named Executive Officers as a group (3 persons	Common Stock	6,739,022	66.2%

(1) Includes shares owned of record by the following entities: 169,030 by Associates Funding Group, 33,980 by BC&Q Corp., 67,580 by CMLP Group Ltd., and 163,490 by Winterstone Management Inc. Also includes shares owned of record by the following entities over which Mr. Allen exercises voting control but disclaims beneficial ownership: 5,200 by Associates Funding Group, trustee, 2,000 by Custer Company Inc., 48,600 by Landmark Lakes Ltd, 27,120 by Integrated Performance Business Services Corp., 20,000 by Southern Cross Realty Corp., 18,061 by Syspower Corp. and 167,919 by Touchstone Enterprises Inc. Also includes 228,000 shares owned of record by China Voice Holding Corp., of which corporation Mr. Allen is beneficial owner of approximately 66% of the issued and outstanding shares of common stock.

OTHER MATTERS

The board of directors knows of no other business which will be presented at the Special Meeting.  If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the proxy holders.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors, /s/ Brad J. Peters Brad J. Peters Vice-President & Chief Financial Officer

APPENDIX A

CERTIFICATE OF AMENDMENT TO CERTIFICATE
OF INCORPORATION OF
GLOBAL INNOVATION CORP.

Global Innovation Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  The name of the Corporation is Global Innovation Corp.

SECOND:  The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend Section 1 of ARTICLE SIX of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

“Section1.   Classes of Stock.  This corporation is authorized to issue two classes, denominated Common Stock and Preferred Stock.  The Common Stock shall have a par value of $0.01 per share.  The total number of shares of Common Stock which this corporation is authorized to issue is twenty-five million (25,000,000).  Effective as of 5:00 p.m., Eastern Time, on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each 1,000 shares of this corporation’s Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share, of this corporation.  No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware as determined by this corporation’s Board of Directors.”

THIRD:  This Certificate of Amendment to Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of the stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Crdentia Corp. has caused this Certificate of Amendment to be signed by its Chief Financial Officer as of June 2, 2009.

By:
Brad J. Peters
Chief Financial Officer

A-1

PROXY GLOBAL INNOVATION CORP. PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brad Jacoby and Brad Peters, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at a Special Meeting of Stockholders of Global Innovation Corp. (the "Company") to be held on June 2, 2009, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of a Special Meeting of Stockholders to be held on June 2, 2009 and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF THE PROPOSAL, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the Reverse Side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED PROPOSAL. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW:

1. To approve an amendment to the Company's Certificate of Incorporation to authorize a reverse stock split of the Company's common stock of 1,000-to-1.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

2. In accordance with the discretion of the Proxy holders, to act upon all matters incident to the conduct of the Special Meeting and upon other matters as may properly come before the Special Meeting.

Dated: ________________________________, 2009

Signature: _______________________________
Title(s)

NOTE: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.